Exhibit 1.1

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement

China Unicom Limited Stock Code: 762)

(Incorporated in Hong Kong with limited liability under the Hong Kong Companies Ordinance)

Announcement

Poll Results at Annual General Meeting,

Poll Results at Extraordinary General Meeting and

Change of Independent Non-Executive Director

The Board announces the following:-

•                  The Poll Results at the AGM of the Company held on 12 May 2005;

•                  The Independent Shareholders of the Company have approved at the EGM held on 12 May 2005 (i) the terms of the New Agreements, (ii) the caps for each of the financial years ending 31 December 2005 and 2006 on the Capped Continuing Connected Transactions and (iii) the No Cap Continuing Connected Transactions not being subject to caps; and

•                  Mr. Craig O. McCaw (including his Alternate Director, Mr. C. James Judson) has completed his term of office as a director of the Company at the AGM of the Company held on 12 May 2005, and with immediate effect, retired as an Independent Non-executive Director.

Poll Results at the AGM

The Board of Director (the “Board”) of China Unicom Limited (the “Company”) is pleased to announce the shareholders of the Company passed by way of poll the ordinary resolutions proposed at the Annual General Meeting (the “AGM”) of the Company held on 12 May 2005. The poll results are as follows:-

No. of Votes (%)
	Agenda		For	Against
1.	To receive and consider the financial statements and the Reports of the Directors and of the Auditors for the year ended 31 December 2004.		10,564,187,849 (100.0000)%	0 (0.0000)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
2.	To declare a final dividend of RMB0.10 (HK$0.0942) per share for the year ended 31 December 2004.		10,613,532,848 (100.0000)%	1 (0.0000)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
3.	(i)	To re-elect Mr. Shang Bing as a Director;	10,601,944,499 (99.9988)%	127,748 (0.0012)%
	(ii)	To re-elect Mr. Wu Jinglian as a Director;	10,601,944,499 (99.9988)%	127,748 (0.0012)%
	(iii)	To re-elect Mr. Shan Weijian as a Director;	10,601,944,499 (99.9988)%	127,748 (0.0012)%

No. of Votes (%)
	Agenda	For	Against
	(iv) To re-elect Mr. Zhao Le as a Director;	10,601,944,499 (99.9988)%	127,748 (0.0012)%
	(v) To authorize the Directors to fix directors’ fees for the year ending 31 December 2005.	10,599,406,499 (99.9988)%	127,748 (0.0012)%
As more than 50% of the votes were cast in favour of the resolution, the resolutions were duly passed.
4.	To re-appoint PricewaterhouseCoopers as auditors, and to authorize the Directors to fix their remuneration for the year ending 31 December 2005.	10,613,532,849 (100.0000)%	0 (0.0000)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
5.	To grant a general mandate to the Directors to repurchase shares in the Company not exceeding 10% of the aggregate nominal amount of the existing issued share capital.	10,614,728,848 (100.0000)%	1 (0.0000)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
6.	To grant a general mandate to the Directors to issue, allot and deal with additional shares in the Company not exceeding 20% of the existing issued share capital.	10,346,007,721 (97.4790)%	267,571,128 (2.5210)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
7.	To extend the general mandate granted to the Directors to issue, allot and deal with shares by the number of shares repurchased.	10,589,246,533 (99.7707)%	24,332,316 (0.2293)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

As of the date of the AGM, the total number of issued shares entitling the shareholders of the Company to attend and vote at the meeting is 12,569,251,270 shares. There are no restrictions on any shareholders casting votes on any of the resolutions at the AGM.

The scrutineer for the vote-taking of the poll of the AGM was the share registrar of the Company, Hong Kong Registrars Limited.

Poll Results at the EGM

INTRODUCTION

Reference is made to the announcement issued by the Company on 24 March 2005 and the circular (the “Circular”) sent to the Shareholders on 18 April 2005. The Circular sets out detailed information on (i) the terms of the New Agreements, (ii) the caps for each of the financial years ending 31 December 2005 and 2006 on the Capped Continuing Connected Transactions and (iii) the No Caps Continuing Connected Transactions not being subject to Caps, and includes a notice (the “Notice”) convening an extraordinary general meeting (the “EGM”) held on 12 May 2005 for the purpose of considering and, if thought fit, approving (i) the terms of the New Agreements, (ii) the caps for each of the financial years ending 31 December 2005 and 2006 on the Capped Continuing Connected Transactions and (iii) the No Cap Continuing Connected Transactions not being subject to caps.

The words and expressions used in this section of the Announcement shall have the same meanings as set out in the Circular.

APPROVAL BY THE INDEPENDENT SHAREHOLDERS

The Board is pleased to announce that the Independent Shareholders of the Company passed by way of poll at the EGM the ordinary resolutions set out in the Notice. The poll results are as follows:-

No. of Votes (%)
	Agenda	For	Against
1.	The transfer agreement of the New CDMA Lease (as defined in the Circular) be and are hereby generally and unconditionally approved.	689,626,079 (69.7703)%	298,798,100 (30.2297)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
2.	The transfer agreement of the New Comprehensive Services Agreements (as defined in the Circular) be and are hereby generally and unconditionally approved.	689,626,079 (69.7703)%	298,798,100 (30.2297)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
3.	The transfer agreement of the New Comprehensive Operator Services Agreement (as defined in the Circular) be and are hereby generally and unconditionally approved.	689,626,079 (69.7703)%	298,798,100 (30.2297)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
4.	The New Guoxin Premises Leasing Agreement (as defined in the Circular) be and are hereby generally and unconditionally approved.	689,626,079 (69.7703)%	298,798,100 (30.2297)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
5.

The caps for each of the financial years ending 31 December 2005 and 2006 on each of the Capped Continuing Connected Transactions (as defined in the Circular) be and are hereby generally and unconditionally approved.

		689,622,079 (69.7701)%	298,798,100 (30.2299)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
6.	There be no caps on the transaction amount of each of the No Caps Continuing Connected Transactions (as defined in the Circular) be and are hereby generally and unconditionally approved.	682,964,009 (67.9891)%	321,555,170 (32.0109)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
7.

The directors of the Company be and are hereby authorized to do all such further acts and execute such further documents and take all such steps which in their opinion may be necessary, desirable or expedient to implement and/or give effect to the terms of the Continuing Connected Transactions.

		689,622,079 (68.6520)%	314,897,100 (31.3480)%
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

As at the date of the EGM, the total number of issued shares entitling the Independent Shareholders of the Company to attend and vote at the meeting is 2,844,251,250 shares, representing 22.63% of the total issued shares of the Company. In accordance with the Listing Rules, China Unicom (BVI) Limited, which is the controlling shareholder of the Company and holding 9,725,000,020 shares, representing 77.37% of the total issued shares of the Company abstained from voting on the ordinary resolutions.

The scrutineer for the vote-taking of the poll of the EGM was the share registrar of the Company, Hong Kong Registrars Limited.

Change of Independent Non-Executive Director

The Board announces that in accordance with the articles of association of the Company, Mr. Craig O. McCaw (“Mr. McCaw”) (including his Alternate Director, Mr. C. James Judson (“Mr. Judson”)) has completed his term of office as a director of the Company at the AGM of the Company held on 12 May 2005. Mr. McCaw (including his Alternate Director, Mr. Judson) retired as an independent non-executive director of the Company with immediate effect.

The Board expresses its sincerest gratitude to Mr. McCaw (and his Alternate Director, Mr. Judson) for his contribution to the Company made during his period of services.

Mr. McCaw and his Alternate Director, Mr. Judson have confirmed that there is no matter which needs to be brought to the attention of the shareholders of the Company in respect of their retirement.

The Board of Directors of the Company comprises of:

Executive Directors:	Chang Xiaobing, Shang Bing, Tong Jilu, Zhao Le, Lo Wing Yan, William and Ye Fengping

Non-Executive Directors:	Liu Yunjie

Independent Non-Executive Directors:	Wu Jinglian, Shan Weijian and Cheung Wing Lam, Linus.

By Order of the Board
China Unicom Limited
Yee Foo Hei
Company Secretary

Hong Kong, 12 May 2005